Exhibit 10.2

                                                     Conformed Copy

                   MANAGEMENT ADVISORY AGREEMENT

           THIS MANAGEMENT ADVISORY AGREEMENT (the "Agreement") is made and entered into effective as of April 18, 1997, between Del Monte Corporation, a New York corporation (the "Company") and TPG Partners, L.P., a Delaware limited partnership (together with its successors, "TPG").

           1. Retention. The Company hereby acknowledges that it has retained TPG, and TPG acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, TPG will provide management advisory services to the Company as requested by the Board of Directors of the Company during the term of this Agreement.

           2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the tenth anniversary of the date hereof, or (ii) the date on which TPG and its affiliates cease to own beneficially, directly or indirectly, at least twenty-five percent of the voting power of the securities of Del Monte Foods Company, a Maryland corporation, or its successors.

           3. Compensation.

                (a) As compensation for TPG's services under this Agreement, the Company shall be obligated to pay to TPG an annual fee (the "Management Advisory Fee") of $500,000 (the "Base Fee"), subject to adjustment pursuant to paragraphs (b) and (c) below and prorated on a daily basis for any partial calendar year during the term of this Agreement. The Management Advisory Fee shall be payable in equal quarterly installments on each January 1, April 1, July 1, and October 1 during the term of this Agreement (each a "Payment Date"), beginning with the first Payment Date following the date hereof. All payments shall be made by wire transfer of immediately available funds to such account as TPG may designate from time to time in writing.

                (b) On the first day of each fiscal year of the Company during the term of this Agreement, the Management Advisory Fee applicable to such fiscal year shall be adjusted to an annual amount equal to (i) the budgeted consolidated annual net sales of the Company and its subsidiaries for such fiscal year, multiplied by (ii) 0.05% (the "Percentage"); provided, however, that in no event shall the annual Management Advisory Fee be less than the Base Fee.

                (c) On each occasion that the Company or any of its subsidiaries shall acquire another entity or business during the term of this Agreement, the annual Management Advisory Fee for the calendar year in which such acquisition occurs shall be adjusted prospectively (i.e., for periods subsequent to such acquisition until the next adjustment pursuant to clause (b) above), as of the closing of such acquisition, to an annual amount equal to the product of (i) the pro forma combined budgeted consolidated annual net sales of the Company and its subsidiaries for the entire then-current fiscal year of the Company (including the sales of



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the acquired entity or business for such entire fiscal year, on a pro forma basis) and (ii) the Percentage; provided, however, that in no event shall the annual Management Advisory Fee be less than the Base Fee.

                (d) All past due payments in respect of the Management Advisory Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of Bank of America N.T. and S.A. or its successors (which rate is a reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the "Prime Rate") as in effect from time to time, plus two percent (2%), from the due date of such payment to and including the date on which payment is made to TPG in full, including such interest accrued thereon.

                (e) Any or all of the fees provided for in this
Section 3 may be waived in full or in part by TPG in its sole and absolute discretion.

           4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, the Company agrees to pay or reimburse TPG for all "Reimbursable Expenses", which shall consist of all reasonable disbursement and out-of-pocket expenses (including without limitation, costs of travel, postage, deliveries, communications, etc. and fees and expenses of counsel and accountants) incurred by TPG or its affiliates for the account of the Company or in connection with the performance by TPG of the services contemplated by Section 1 hereof. Promptly (but not more than 10 days) after request by or notice from TPG, the Company shall pay TPG, by wire transfer of immediately available funds to an account designated by TPG, the Reimbursable Expenses for which TPG has provided the Company invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus 2% from the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon, are fully paid to TPG.

           5. Indemnification. The Company shall indemnify and hold harmless each of TPG, its affiliates and shareholders, and the respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or
Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees of TPG and/or any of its affiliates and shareholders (TPG, its affiliates and shareholders, and such other specified persons being collectively referred to as "Indemnified Persons", and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person's negligence and fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (B) are otherwise related to or arise out of TPG's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees and disbursements of any Indemnified Person's counsel, as they are incurred, in


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connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry, or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with TPG's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from TPG's gross negligence or willful misconduct. The Company also agrees that neither TPG nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by the Company that have resulted primarily from TPG's gross negligence or willful misconduct. The Company further agrees that it will not, without the prior written consent of TPG, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding in respect of which indemnifications may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise or consent includes an unconditional release of TPG and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT, OR CONCURRENT ORDINARY NEGLIGENCE OF TPG OR ANY OTHER INDEMNIFIED PERSON.

           The foregoing right to indemnity shall be in addition to any rights that TPG and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim, which is subject to this agreement, is brought against TPG or any other Indemnified Person.

           It is understood that, in connection with TPG's engagement, TPG may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

           6. Confidential Information. In connection with the performance of the services hereunder, TPG agrees not to divulge any confidential information, secret processes, or trade secrets disclosed by the Company to it solely in its capacity as a financial advisor, unless the Company consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to TPG without restriction or breach of any


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confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

          7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of New York, excluding any choice-of-law provisions thereof.

           8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than with respect to the rights and obligations of TPG, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

          9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

           10. Other Understandings. All discussions, understandings, and agreements theretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto. All calculations of the Management Advisory Fee and Reimbursable Expenses shall be made by TPG and, in the absence of manifest error, shall be final and conclusive. The Company expressly acknowledges that TPG has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of TPG is not intended to confer any rights upon any person not a party hereto, including shareholders, employees or creditors of the Company, as against TPG, TPG's affiliates or their respective directors, officers, agents and employees.

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          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date and year first above written.

                                  TPG PARTNERS, L.P.


                                  By: TPG Genpar, L.P.
                                      its General Partner




                                  By: TPG Advisors, Inc.,
                                      its General Partner




                                  By:     /s/ Carrie Wheeler
                                  Name:
                                  Title:


                                  DEL MONTE CORPORATION


                                  By:    /s/ William R. Sawyers
                                  Name:
                                  Title:

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